                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in each of the following Registration Statements of Comfort Systems USA, Inc. and in each related Prospectus of our report dated March 28, 2003 with respect to the consolidated financial statements of Comfort Systems USA, Inc. included in the Annual Report (Form 10-K) for the three years ended December 31, 2002.


     Registration
     Statement No.                        Purpose
     -------------                        -------

     No. 333-38011                        Registration Statement on Form S-8
     No. 333-75595                        Registration Statement on Form S-4
     No. 333-44352                        Registration Statement on Form S-8
     No. 333-44354                        Registration Statement on Form S-8
     No. 333-44356                        Registration Statement on Form S-8



Houston, Texas
March 31, 2003